Exhibit 1.1

EXECUTION VERSION

5,500,000 Shares

Pioneer Natural Resources Company

Common Stock

($.01 Par Value)

Underwriting Agreement

November 8, 2011

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Ladies and Gentlemen:

Pioneer Natural Resources Company, a Delaware corporation (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and J.P. Morgan Securities LLC (“J.P. Morgan” and, together with Merrill Lynch, the “Representatives”) are acting as representatives, an aggregate of 5,500,000 shares (the “Firm Shares”) of the Company’s common stock, $.01 par value (the “Common Stock”). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule II hereto. The Company also proposes to sell at the Underwriters’ option an aggregate of up to 825,000 additional shares of the Company’s Common Stock (the “Option Shares”) as set forth below in Section 2 hereof. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.” To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representative as used herein shall mean you, as Underwriters, and the terms Representative and Underwriters shall mean either the singular or plural as the context requires.

Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1 that as of the Execution Time, Initial Sale Time and the Closing Date:

(a) Filing and Effectiveness of Registration Statement. The Company has filed with the Commission a registration statement on Form S-3 (No. 333–174402), including a related prospectus or prospectuses, covering the registration of the Shares under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Initial Sale Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B;

(b) Incorporated Documents. The documents included or incorporated by reference in the Registration Statement and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to any applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder and any further documents so filed and incorporated by reference in the Final Prospectus or any amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act;

(c) Disclosure Conformity. On the Effective Date, the Registration Statement did, and on the date it was first filed and on the Closing Date, the Final Prospectus did and will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission under the Act; on the date each was first filed, the Basic Prospectus did and the Final Prospectus will, and on the Closing Date each will, conform in all material respects with the applicable requirements of the rules and regulations of the Commission; the Registration Statement, as of the Effective Date,

and at the Execution Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Basic Prospectus as of its filing date, and at the Execution Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Final Prospectus will not, as of its filing date and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter is that described in Section 9(b) hereof;

(d) Automatic Shelf Registration Statement.

(i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405;

(ii) Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement.

(iii) Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when the Shares remain unsold by the Underwriters, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Representatives, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv) Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) Disclosure Package. As of the Initial Sale Time and as of the Closing Date, none of (i) the Disclosure Package or (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof;

(f) Company not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Act) including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Shares, all as described in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an Ineligible Issuer;

(g) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such

Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, (i) the Company has promptly notified or will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof;

(h) Company Good Standing. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole;

(i) Subsidiary Good Standing. Each subsidiary of the Company has been duly incorporated or otherwise organized and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus (or as presently conducted, if not so described therein); and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole; all of the issued and outstanding capital stock or other ownership interest of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or other ownership interest of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, other than those arising under the Company’s bank line of credit;

(j) Common Stock. The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock;

(k) Authorized Capitalization; Description of Shares. The Company has an authorized capitalization as described in the Disclosure Package and the Final Prospectus; the Shares conform to the description thereof contained in the Registration Statement, the Disclosure Package and the Final Prospectus. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents;

(l) Agreement. The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by the Company;

(m) Material Changes. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, except as may otherwise be stated therein or contemplated thereby, there has been no material adverse change, actual or to the knowledge of the Company, pending, in the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business;

(n) No Conflicts. None of (i) the offering, issuance or sale by the Company of the Shares or (ii) the execution, delivery and performance of this Agreement, (A) conflicts or will conflict with or constitutes or will constitute a violation of the Restated Certificate of Incorporation or Bylaws of the Company, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to the Company, its subsidiaries or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any lien upon any property or assets of any of the Company, which conflicts, breaches, violations, defaults or liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole or materially impair the ability of the Company to consummate the transactions provided for in this Agreement;

(o) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required in connection with the offering, issuance or sale by the Company of the Shares, the execution, delivery and performance of this Agreement by the Company, or the consummation of the transactions contemplated by this Agreement except for such permits, consents, approvals, authorizations, orders, registrations, filings or qualifications required under the Act, the Exchange Act or the blue sky laws of any jurisdiction;

(p) Financial Statements. The consolidated historical financial statements of the Company included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and, if pro forma financial statements are included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement, then the assumptions used in preparing the pro forma financial statements included therein provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts;

(q) Independent Public Accountants. Ernst & Young LLP, who has audited the audited financial statements and schedules included in the Registration Statement, the Disclosure Package and the Final Prospectus and delivered its reports with respect to the audited financial statements and schedules included in the Registration Statement, the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the rules and regulations of the Public Company Accounting Oversight Board (United States);

(r) Independent Petroleum Engineers. Netherland, Sewell & Associates, Inc. (“NSAI”), whose reports are referenced in the Registration Statement, the Disclosure Package and the Final Prospectus, and who has delivered the letter referenced to in Section 6(g) hereof, was, as of the date of such reports, and is, as of the date hereof, an independent engineering firm with respect to the Company;

(s) Information Underlying Reserve Report. The factual information underlying the estimates of proved oil and gas reserves of the Company, which was supplied by the Company to NSAI for the purposes of auditing the Company’s internally prepared reserve report and preparing the letter (the “Reserve Report Letter”) of NSAI, including, without limitation, production volumes, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; and other than normal production of the reserves and intervening market commodity price fluctuations and except as is stated or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company is not aware of any facts or circumstances that would result in a material adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Registration Statement, the Disclosure Package and the Final Prospectus and as reflected in the Reserve Report Letter;

(t) Officers’ Certificates. Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company (and not a representation or warranty by the signing officer in his or her individual capacity), as to matters covered thereby, to each Underwriter;

(u) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940;

(v) No Unlawful Contributions or Other Payments. To the knowledge of the Company, neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by the Company or any of its subsidiaries of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”) and, to the knowledge of the Company, the Company, its subsidiaries and its affiliates have conducted the businesses of the Company and its subsidiaries in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(w) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(x) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent (while acting on behalf of the Company), employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company

will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(y) Environmental Laws. Except as is stated in the Registration Statement, the Disclosure Package and the Final Prospectus, neither the Company nor any of the subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole; and the Company is not aware of any pending investigation which might lead to such a claim;

(z) Disclosure Controls. The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and regulations of the Exchange Act, and that all such information is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure;

The Company acknowledges that for purposes of the opinions to be delivered to the Underwriters pursuant to Section 6 of this Agreement, counsel to the Company and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations, and the Company hereby consents to such reliance.

2. [Reserved.]

3. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $88.12 per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule II hereof, subject to adjustments in accordance with Section 9 hereof.

In addition, subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the same purchase price per Share to be paid by the Underwriters to the Company for the Firm Shares. The option granted hereby may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Final Prospectus, by written notice to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option granted hereby is being exercised and the date and time when the Option Shares are to be delivered (any such time and date being herein referred to as the “Option Closing Date”); provided, however, that no Option Closing Date shall be earlier than the Closing Date (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised for any exercise of the option after the Closing Date nor later than the tenth business day after the date on which the option shall have been exercised. The number of Option Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Option Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule II hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional Shares).

4. Delivery and Payment. Delivery of and payment for the Firm Shares shall be made on the date and at the office of Vinson & Elkins L.L.P. at 2001 Ross Avenue, Dallas, Texas 75201 at 10:00 a.m., (Eastern Time) on November 14, 2011, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company (such date and time of delivery and payment for the Firm Shares being herein called the “Closing Date”). Delivery of the Firm Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. The Firm Shares to be delivered or evidence of their issuance shall be made available for checking at least 24 hours prior to the Closing Date. Delivery of the certificates for the Firm Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct and agree to with the Company.

Payment of the purchase price for the Option Shares shall be made on the Option Closing Date in the same manner and at the same office and time of day as the payment for the Firm Shares. Electronic transfer of the Option Shares shall be made to you on the Option Closing Date in such names and in such denominations as you shall specify.

5. Agreements. The Company agrees with the Representatives and the several Underwriters that:

(a) Prior to the termination of the offering of the Shares, the Company will not file any amendment or supplement to the Registration Statement or the Basic Prospectus (including the Final Prospectus or any Preliminary Final Prospectus) unless the Company has furnished a copy to the Representatives for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object unless filing is immediately required by law without right of appeal. Subject to the foregoing sentence, the Company will prepare the Final Prospectus setting forth the principal amount of Shares covered thereby, the terms not otherwise specified in the Basic Prospectus pursuant to which the Shares are being issued, the names of the Underwriters participating in the offering and the principal amount of Shares which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering and the price at which the Shares are to be purchased by the Underwriters from the Company in a form approved by the Representatives and shall file such Final Prospectus with the Commission not later than the Commission’s close of business on the second business day following the Execution Time. The Company will promptly file all reports required to be filed by it with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Act) in connection with the offering or sale of the Shares, and during such same period will advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective (other than filings of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act) or any supplement to the Basic Prospectus or any amended Final Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares, of the suspension of the qualification of such Shares for offering or sale in any jurisdiction, of the initiation or threatening, to the knowledge of the Company, of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Final Prospectus or for additional information relating to the Shares; and the Company will use its commercially reasonable best efforts to prevent the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Shares or the suspension of any such qualification and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to use its commercially reasonable best efforts to obtain the withdrawal of such order as soon as possible;

(b) Notwithstanding the provisions of paragraph (a) above, if, at any time when a prospectus relating to the Shares is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act, or the respective rules thereunder, the Company will promptly (i) notify the Representatives of such event, (ii) prepare and file with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Final Prospectus to the Representatives in such quantities as it may reasonably request;

(c) As soon as practicable, the Company will make generally available to its security holders an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act;

(d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and to the Representatives for delivery to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Final Prospectus, Issuer Free Writing Prospectus and Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering;

(e) The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions in the United States of America as the Representatives may designate upon consultation with the Company and will maintain such qualifications in effect so long as required for the distribution of the Shares and will pay any fee of FINRA, in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject;

(f) The Company agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act (other than (i) one or more term sheets relating to the Shares containing customary information and conveyed to purchasers of Shares and (ii) the electronic road show relating to the Shares, if any); provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping;

(g) During a period of 60 days from the date of the Final Prospectus, the Company will not, without the prior written consent of the Representatives, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the Disclosure Package and the Final Prospectus or (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the Disclosure Package and the Final Prospectus. In addition, the Company is authorized to waive the restrictions in the Lock-Up Agreements for an aggregate amount of up to 150,000 shares of Common Stock for all Lock-Up Agreements combined. Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will issue an earnings release or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 60-day restricted period, the restrictions imposed in this clause (i) shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension;

(h) The Company will use its reasonable best efforts to cause the Shares to be listed on the New York Stock Exchange and to maintain the listing of the Common Stock, including the Shares, on the New York Stock Exchange;

(i) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock;

(j) The Company will use the net proceeds received by it from the sale of any Shares in the manner specified in the Final Prospectus and the Disclosure Package under the caption “Use of Proceeds”;

(k) In connection with each offering of Shares, the Company will take such steps as it deems necessary to ascertain promptly whether each Preliminary Final Prospectus that supplements the Basic Prospectus and the Final Prospectus prepared in connection with such offering and transmitted for filing, in each case, was received for filing by the Commission, and, in the event that any such prospectuses were not received for filing, it will promptly file any such prospectus not then received for filing;

(l) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any Issuer Free Writing Prospectus, each Preliminary Final Prospectus and Final Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Final Prospectus, each Issuer Free Writing Prospectus and Final Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the transportation and other expenses of the Company’s officers and employees in connection with presentations to prospective purchasers of the Shares; (vi) the fees and expenses of the Company’s accountants and the fees and expenses of counsel for the Company; (vii) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the New York Stock Exchange and any registration thereof under the Exchange Act, (viii) any fees and expenses of any transfer agent or registrar of the Shares and any agent of the transfer agent or registrar and the fees and disbursements of counsel for the transfer agent or registrar in connection with the Shares; (ix) any costs, expenses and filing fees incurred in connection with the qualification of the Shares for sale under the laws of such jurisdictions as the Representatives designate (including the reasonable fees and disbursements of counsel relating to such qualification) and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by FINRA of the offering (including filing fees and the fees and expenses of counsel and any special counsel for the Underwriters relating to such review); and (x) all other costs and expenses of the Company and its representatives incident to the performance by the Company of its obligations hereunder;

(m) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Shares shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Initial Sale Time, the Closing Date and the Option Closing Date, as the case may be, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions of this Section, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

(a) Each Preliminary Final Prospectus that supplements the Basic Prospectus and the Final Prospectus shall have been filed with the Commission, in each case, within the applicable time period prescribed for such filing and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no order preventing or suspending the use of any prospectus relating to the Shares shall have been issued and no proceeding for any such purpose shall have been initiated or threatened by the Commission;

(b) The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Company, their opinion, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Representatives, to the effect set forth in Annex I hereto;

(c) The Representatives shall have received from the General Counsel to the Company, his opinion, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Representatives, to the effect set forth in Annex II hereto;

(d) The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Representatives, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably require and request for the purpose of enabling them to pass upon such matters;

(e) The Company shall have furnished to the Representatives a certificate of the Company, signed in their representative capacities by the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, to the effect that:

(i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date or the Option Closing Date, as the case may be, with the same effect as if made on the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be;

(ii) no stop order suspending the effectiveness of the Registration Statement or stop order preventing or suspending the use of any prospectus relating to the Shares has been issued and no proceedings for that purpose have been, to the Company’s knowledge, instituted or threatened by the Commission; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus, as amended or supplemented prior to the Execution Time, there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus, as amended or supplemented prior to the Execution Time, or as described in such certificate;

(f) At the Execution Time and the Closing Date and the Option Closing Date, as the case may be, the Representatives shall have received from Ernst & Young LLP a letter or letters dated such date or dates, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter or letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Final Prospectus, the Disclosure Package and any Issuer Free Writing Prospectus;

(g) At the Execution Time and the Closing Date and the Option Closing Date, as the case may be, the Representatives shall have received from NSAI a letter, in form and substance reasonably satisfactory to the Representatives, addressed to the Underwriters covering the matters described in Annex III;

(h) The Representatives shall have received an agreement for the benefit of the Underwriters in the form set forth as Annex IV hereto, signed by James Kenneth Thompson and each director and executive officer listed in the Company’s Proxy Statement, filed with the Commission on April 4, 2011 (each a “Lock-Up Agreement”) and each such Lock-Up Agreement shall be in full force and effect on the Closing Date and any Option Closing Date, as the case may be;

(i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement as amended or supplemented prior to the Execution Time, the Final Prospectus as amended or supplemented prior to the Execution Time or any Issuer Free Writing Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus, as amended or supplemented prior to the Execution Time, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement, the Final Prospectus and any Issuer Free Writing Prospectus;

(j) The Shares shall have been approved for listing on the New York Stock Exchange, subject only to notice of issuance at or prior to the Closing Date or the Option Closing Date, as the case may be; and

(k) Prior to the Closing Date or the Option Closing Date, as the case may be, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

The documents required to be delivered by this Section 6 shall be delivered to the offices of Vinson & Elkins L.L.P. at 2001 Ross Avenue, Dallas, Texas 75201 on the Closing Date and any Option Closing Date, as applicable, or such other place as the Representatives shall so instruct.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

8. [Reserved.]

9. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed, the Basic Prospectus, any Preliminary Final

Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or in all cases any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter;

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the tenth and eleventh paragraphs under the caption “Underwriting” in any Preliminary Final Prospectus and Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus, the Registration Statement, the Disclosure Package or the Final Prospectus;

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to assume the defense thereof and to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (including local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of an indemnified party; and

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Shares; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Shares) be responsible for any amount in excess of the total price at which the Shares underwritten and distributed to the public by such Underwriter was offered to the public. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters or shall be deemed to be equal to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of the Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of the Act, each officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

10. [Reserved]

11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Shares, if at any time prior to such time, (i) trading in securities generally on the New York Stock Exchange or the NASDAQ Stock Market LLC shall have been suspended or limited or minimum prices shall have been established on any of such Exchanges, (ii) there shall have occurred a suspension or material limitation on trading in the Company’s securities on the New York Stock Exchange, (iii) a banking moratorium shall have been declared either by authorities in the United States or New York state, (iv) there shall have occurred a change or development involving a prospective change in United States taxation affecting the Shares or the transfer thereof or the imposition of exchange controls by the United States, or (v) there shall have occurred any outbreak or escalation of hostilities, except as existing with similar severity on the date hereof involving the United States, declaration by the United States of a national emergency or war, or other similar calamity or crisis, except as existing with similar severity on the date hereof the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Disclosure Package and the Final Prospectus.

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 7 and 9 hereof shall survive the termination or cancellation of this Agreement.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Merrill Lynch at One Bryant Park, New York, New York 10036, attention of Syndicate Department, with a copy to ECM Legal and J.P. Morgan at 383 Madison Avenue, New York, NY 10179; or, if sent to the Company, will be mailed, delivered or telefaxed to Pioneer Natural Resources Company (fax no.: (972) 969-3552) and confirmed to it at 5205 N. O’Connor Boulevard, Suite 200, Irving, Texas 75039, Attention: General Counsel.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

15. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

16. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship. The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

17. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” shall mean the Securities Act of 1933 and the rules and regulations of the Commission promulgated thereunder.

“Basic Prospectus” shall mean the final short form shelf prospectus as most recently amended, if applicable, filed with the Commission, in accordance with the Act.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are authorized or obligated by law or regulation to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Basic Prospectus, together with each Preliminary Final Prospectus that supplements the Basic Prospectus, as amended and supplemented to the Execution Time (which is the most recent Statutory Prospectus distributed to investors generally), (ii) as to each investor, the price paid to such investor, (iii) the number of Firm Shares and the number of Option Shares to be included on the cover page of the Final Prospectus and (iv) the General Use Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto issued at or prior to the Initial Sale Time.

“Effective Date” shall mean each date and time that any part of the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Shares and otherwise satisfies Section 10(a) of the Act.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Act.

“General Use Issuer Free Writing Prospectus” shall mean any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule I to this Agreement.

“Governmental Authority” shall mean any court or governmental agency or body or any arbitrator of any kind having jurisdiction over the Company or any of its subsidiaries or any of their properties.

“Governmental Authorization” shall mean any consent, approval, authorization, order, permit, license, filing, registration, clearance or qualification of, or with any statute, order, rule or regulation of any Governmental Authority.

“Initial Sale Time” shall mean 8:35 am (Eastern time) on November 8, 2011, which is the time of the first contract of sale for the Shares.

“Issuer Free Writing Prospectus” shall mean any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus, as evidenced by it being so specified in Schedule I of this Agreement.

“Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus that describes the Shares and the offering thereof and is used by the Underwriters prior to filing of the Final Prospectus, together with the Basic Prospectus.

“Rules and Regulations” shall mean the rules and regulations of the Commission.

“Statutory Prospectus” with reference to any particular time shall mean the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

[Remainder of the page intentionally left blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Richard P. Dealy
Name: Richard P. Dealy
Title: Executive Vice President and Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

J.P. MORGAN SECURITIES LLC

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Oscar K. Brown
Authorized Signatory

By:	J.P. MORGAN SECURITIES LLC

By	/s/ Yaw Asamoah-Duodu
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule II hereto.

SCHEDULE I

1.	General Use Issuer Free Writing Prospectuses (included in the Disclosure Package)

None

2.	Other Information Included in the Disclosure Package

The following information is also included in the Disclosure Package:

As to each investor, the price paid by such investor as well as the number of Firm Shares and the number of Option Shares to be included on the cover page of the Final Prospectus

3.	Limited Use Issuer Free Writing Prospectus.

“Limited Use Issuer Free Writing Prospectus” includes the following:

The electronic roadshow available at www.netroadshow.com

SCHEDULE II

Underwriters	Number of Firm Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,750,000
J.P. Morgan Securities LLC	2,750,000

Total	5,550,000

SCHEDULE III

None

ANNEX I

OPINION OF VINSON & ELKINS L.L.P.

COUNSEL TO THE COMPANY

(i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware. The Company has corporate power and authority to own and lease its properties and conduct its business as described in the Disclosure Package and the Final Prospectus.

(ii) Pioneer Natural Resources USA, Inc. (“Pioneer USA”) has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware. Pioneer USA has corporate power and authority to own and lease its properties and conduct its business as described in the Disclosure Package and the Final Prospectus.

(iii) The Company has an authorized capitalization as described in the Disclosure Package and the Final Prospectus.

(iv) The Shares, when issued and delivered, will conform in all material respects as to legal matters to the description contained in the Disclosure Package and the Final Prospectus from the Company’s Current Report on Form 8-K filed August 5, 2011, under the caption “Description of Capital Stock” in Exhibit 99.1 thereto.

(v) The Company has duly authorized, executed and delivered the Underwriting Agreement.

(vi) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the issuance or sale of the Shares by the Company, except such as have been obtained and made under the Act or the Exchange Act and such as may be required under state securities laws.

(vii) The execution, delivery and performance of the Underwriting Agreement by the Company and the issuance and sale of the Shares by the Company will not result in a breach or violation of any of the terms and provisions of the Restated Certificate of Incorporation or Bylaws of the Company.

(viii) The execution, delivery and performance of the Underwriting Agreement by the Company and the issuance and sale of the Shares by the Company will not result in a violation of any statute, any rule or, to our knowledge, any regulation of any governmental agency or body having jurisdiction over the Company or any subsidiary of the Company or any of its properties.

(ix) The execution, delivery and performance of the Underwriting Agreement by the Company and the issuance and sale of the Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any order known to us of any governmental agency or body in any court having jurisdiction over the Company or any subsidiary of the Company or any of its properties, or any agreement or instrument included as an exhibit to a Form 10-K, Form 10-Q or Form 8-K filed by the Company with the Commission under the Exchange Act, to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject.

(x) The Company has full corporate power and authority to authorize, issue and sell the Shares as contemplated by the Underwriting Agreement.

(xi) The Registration Statement has become effective under the Act.

(xii) The Final Prospectus was filed with the Commission pursuant to Rule [424(b)(5)] on November [•], 2011.

(xiii) To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

(xiv) The Registration Statement, as of its effective date and as of the date of the Underwriting Agreement, appears on its face to comply as to form in all material respects with the requirements of the Act, the rules and regulations issued by the Commission thereunder.

(xv) The Final Prospectus, as of its date, and each amendment or supplement thereto, as of the date hereof, appears on its face to comply as to form in all material respects with the requirements of the Act and the rules and regulations issued by the Commission thereunder.

(xvi) The Disclosure Package, as of the Initial Sale Time, appears on its face to comply as to form in all material respects with the requirements of the Act and the rules and regulations issued by the Commission thereunder.

(xvii) The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable.

We have participated in conferences with officers and other representatives of the Company, in-house attorneys for the Company, representatives of the registered public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters, at which the contents of the Registration Statement, the Disclosure Package and the Final Prospectus and related matters were discussed, and although we have not independently verified, are not passing upon, and are not assuming any responsibility for, or express any opinion regarding, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Final Prospectus, on the basis of the foregoing, in the course of acting as counsel to the Company in this transaction, except to the extent specified in the foregoing opinion, no facts have come to our attention that have caused us to believe that:

(A) the Registration Statement, as of the Initial Sale Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Disclosure Package, as of the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or

(C) the Final Prospectus, as of its date and on the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no opinion, statement or belief with respect to the form, accuracy, completeness or fairness of (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or any other financial and accounting information, natural resource reserves or engineering information or data or estimated future net revenues therefrom, whether or not discounted, included in, or incorporated by reference in, the Registration Statement, the Final Prospectus or the Disclosure Package and (ii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or any document incorporated by reference therein.

ANNEX II

OPINION OF GENERAL COUNSEL TO THE COMPANY

(i) The Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business or results of operations of the Company and its subsidiaries considered as a whole.

(ii) Pioneer Natural Resources USA, Inc. (“Pioneer USA”) is duly qualified to do business as a foreign corporation in good standing in all jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business or results of operations of the Company and its subsidiaries considered as a whole.

(iii) All outstanding shares of capital stock of Pioneer USA have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any liens, encumbrances, equities or claims, except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, and other than those arising under the Company’s bank line of credit.

I have participated in conferences with officers and other representatives of the Company, representatives of counsel for the Company, representatives of the registered public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement, the Disclosure Package, the Final Prospectus and related matters were discussed and, although I did not verify such information and am not passing on and do not assume responsibility for, or express any opinion regarding the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Final Prospectus, on the basis of the foregoing in the course of acting as General Counsel to the Company, no facts have come to my attention that have caused me to believe that (a) the Registration Statement, at the time it became effective or on the date of the Underwriting Agreement or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Final Prospectus, as of the date the Final Prospectus was issued and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Disclosure Package as of the Initial Sale Time and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. I express no opinion, view

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belief or comment with respect to the form, accuracy, completeness or fairness of the financial statements, notes or schedules thereto, other financial data, natural resource reserves or engineering information or data or estimated future net revenues therefrom, whether or not discounted, included in the Registration Statement, the Disclosure Package or the Final Prospectus.

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ANNEX III

FORM OF ENGINEERS’ RESERVE REPORT LETTER

This letter was prepared pursuant to Section 6(g) of the Underwriting Agreement dated November 8, 2011, by and among Pioneer Natural Resources Company (the “Company”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, acting as the representatives of the several underwriters listed on Schedule II thereto (collectively, the “Underwriters”) for an offering by the Company of an aggregate of 5,550,000 shares of the Company’s common stock, $.01 par value (the “Common Stock”). The Common Stock is being offered pursuant to the Company’s preliminary prospectus dated November 7, 2011 and final prospectus dated November 8, 2011. We have prepared an audit letter dated January 31, 2011, in which we estimated the proved reserves and future revenue of the Company as of December 31, 2010 (the “Audit Letter”).

1. As of the date of this letter and as of the date of the Audit Letter, we are independent petroleum engineers with respect to the Company. We are familiar with the standards pertaining to the estimating and auditing of oil and gas reserve information promulgated by the Securities and Exchange Commission (the “SEC”). Neither we nor, to our knowledge, any of our employees, officers or directors own securities in the Company or any oil and gas properties covered by the Audit Letter. We have not been employed by the Company on a contingent basis.

2. All terms used in this letter, where applicable, conform to the definitions set forth in Rule 4-10 of Regulation S-X promulgated by the SEC.

3. In our opinion, the information relating to estimated proved reserves, estimated future net revenue from proved reserves and present worth of estimated future net revenue from proved reserves contained in the Audit Letter has been prepared in a manner consistent with the then-applicable standards and definitions pertaining to the estimating and auditing of oil and gas reserve information promulgated by the SEC. Specifically, such information has been prepared in accordance with Paragraphs 10-13, 15 and 30(a)-(b) of Statement of Financial Accounting Standards No. 69 (November 1982) of the FASB and Rules 4-10(a)(1)-(13) of Regulation S-X and Rule 302(b) of Regulation S-K of the SEC; provided, however, future income tax expenses have not been taken into account in estimating the future net revenue and present worth values set forth in the Audit Letter.

To the extent the above-enumerated rules, regulations and statements require determinations of an accounting or legal nature or information beyond the scope of the Audit Letter, we are necessarily unable to express an opinion as to whether the above-described information is in accordance therewith or sufficient therefor.

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4. The Audit Letter attached hereto as Appendix 1 is the correct and complete copy of our Audit Letter provided to the Company on January 31, 2011.

5. Although we were not requested to review any subsequent data concerning either the performance of the wells or field operations as of the date hereof, no additional information has been brought to our attention that would lead us to believe that there would be a material adverse change in the estimates of proved reserves or future net revenues from proved reserves attributable to the Company’s interests in certain oil and gas properties covered by the Audit Letter, notwithstanding those changes that would result from a change in product prices and reductions for production since January 1, 2011.

6. You may rely upon the Audit Letter in the same manner as if such letter were addressed to you.

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APPENDIX 1 to ANNEX III

AUDIT LETTER

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ANNEX IV

LOCK-UP AGREEMENT

November [•], 2011

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities LLC

As Representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Re:	Proposed Public Offering by Pioneer Natural Resources Company

Dear Sirs:

The undersigned, an executive officer and/or director of Pioneer Natural Resources Company (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and J.P. Morgan Securities LLC (“J.P. Morgan” and, together with Merrill Lynch, the “Representatives”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of shares (the “Shares”) of the Company’s common stock, $.01 par value (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as an executive officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 60 days from the date of the Underwriting Agreement (subject to extensions as discussed below), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”) or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith under the Securities Act of 1933 or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

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Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives:

(i)	as a bona fide gift or gifts; provided that (a) the Representatives receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (b) any such transfer shall not involve a disposition for value, (c) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (d) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers;

(ii)	as a bona fide gift or gifts intended as a charitable donation;

(iii)	under a domestic relations order in settlement of marital property rights; or

(iv)	to an entity in which more than fifty percent of the voting interests are owned by the undersigned or the undersigned’s family members (as defined in Section A.1(a)(5) of the General Instructions Form S-8 under the Act); provided that the Representatives receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be.

Furthermore, the undersigned may sell shares of Common Stock of the Company, or enter into any transaction with respect to such Common Stock that would otherwise be prohibited by this lock-up agreement, with the prior written consent of the Company; provided that the number of shares for which such consent is given by the Company, together with shares sold with the Company’s consent under a similar clause by any other executive officer or director of the Company who is subject to a similar lock-up agreement, shall not exceed in the aggregate 150,000 shares.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the 60-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

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(2) prior to the expiration of the 60-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 60-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 60-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 60-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

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